UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2019 (May 9, 2019)

Owens & Minor, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (804) 723-7000
Not applicable
(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to the 2018 Stock Incentive Plan

On May 10, 2019 at the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Owens & Minor, Inc. (the “Company), the shareholders approved an amendment to the Owens & Minor, Inc. 2018 Stock Incentive Plan (“Amendment”). The description of the Amendment included in the Company's proxy statement filed with the Securities and Exchange Commission on March 28, 2019 is incorporated herein by reference.

Under the terms of the 2018 Stock Incentive Plan as amended by the Amendment, the Compensation & Benefits Committee of the Board of Directors (the “Board”) is authorized to grant equity and other incentive awards to employees and directors. Each equity grant made pursuant thereto will be evidenced by an agreement between the Company and the person named therein.

Amended and Restated Directors’ Deferred Compensation Plan

On May 10, 2019, the Board approved the Amended and Restated Owens & Minor, Inc. Directors’ Deferred Compensation Plan (the “Plan”) which amends and restates the Owens & Minor, Inc. Directors’ Deferred Compensation Plan, as amended and restated effective January 1, 2005. The Plan permits the Directors of the Company to defer part or all of their cash and equity retainers. Both cash and stock compensation can be deferred under the Plan into one of two investment accounts, one of which is a phantom stock account, with restricted stock deferrals occurring through phantom stock units. The amendments are generally administrative in nature.  The foregoing is qualified in its entirety by the terms of the Plan which is included as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 9, 2019, the Board approved an amendment and restatement of the Bylaws of the Company to reduce the number of directors constituting the Board from 10 to seven to reflect the number of directors comprising the Board immediately following the Annual Meeting of Shareholders on May 10, 2019. The Amended and Restated Bylaws of the Company are included as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Company’s 2019 Annual Meeting of Shareholders on May 10, 2019, the matters described below were voted upon and approved as indicated. There were 63,021,720 shares of common stock entitled to vote at the meeting and 56,454,525 shares were voted in person or by proxy (approximately 90% of shares entitled to vote).

(1)	Election of seven directors, each for a one-year term, as follows:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stuart M. Essig	41,542,878	2,649,284	169,493	12,092,870
Barbara B. Hill	42,086,345	2,108,716	166,594	12,092,870
Mark F. McGettrick	41,784,149	2,403,448	174,058	12,092,870
Eddie N. Moore, Jr.	40,578,779	3,473,198	309,678	12,092,870
Edward A. Pesicka	41,637,308	2,476,755	247,592	12,092,870
Robert C. Sledd	40,712,279	3,443,282	206,094	12,092,870
Anne Marie Whittemore	40,117,373	4,079,815	164,467	12,092,870

(2)	Approval of the Amendment to the Owens & Minor, Inc. 2018 Stock Incentive Plan as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,272,682	3,776,976	306,997	12,092,870

(3)	Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,717,884	3,393,505	343,136	0

(4)	Advisory vote to approve the compensation of our named executive officers as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,410,150	3,611,290	340,215	12,092,870

(5)	Shareholder proposal regarding proxy access as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,090,670	5,556,132	1,714,853	12,092,870

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits.

3.1	Amended and Restated Bylaws of the Company

10.1
Amendment to the Owens & Minor, Inc. 2018 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed March 28, 2019. (File No. 001-09810))

10.2	Owens & Minor, Inc. Directors’ Deferred Compensation Plan, as Amended and Restated Effective May 10, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: May 10, 2019	By: /s/ Nicholas J. Pace
Name: Nicholas J. Pace
Title: Executive Vice President, General Counsel and Corporate Secretary